SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TCW STRATEGIC INCOME FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TCW STRATEGIC INCOME FUND, INC.

865 South Figueroa Street

Los Angeles, California 90017

NOTICE WITH REGARD TO THE PROXY STATEMENT AND ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 17, 2013

On August 13, 2013, TCW Strategic Income Fund, Inc. (the “Company”) mailed a proxy statement and proxy card (the “Proxy Statement”) regarding the annual meeting of shareholders to be held at The L.A. Hotel Downtown, 333 South Figueroa Street, Los Angeles, CA 90071, Tuesday, September 17, 2013 at 8:00 a.m. Pacific Daylight Time, to consider and vote on the following matters:

1.	Election of ten directors of the Company, as named in the attached proxy statement, to serve on the Board of Directors until their successors have been duly elected and qualified; and

2.	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

The Proxy Statement includes various information regarding the Company and its operations, including certain information concerning services provided by and fees paid to Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm.

It reviewing the Proxy Statement, it has come to our attention that it contains a typographic error with respect to the Audit Fees paid to Deloitte for the fiscal year ended December 31, 2012. The Proxy Statement incorrectly states that the Company paid $83,000,000 in Audit Fees to Deloitte for the fiscal year ended December 31, 2012. The correct number is $83,000.

This typographic error has no impact on the reporting of the Company’s financial statements included in the Company’s annual report for the period ending December 31, 2012 or any other section or proposal in the Proxy Statement. Nonetheless, we wanted to bring it to your attention to avoid any confusion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, September 17, 2013. The Proxy Statement and the Company’s most recent annual report are available on the Internet at http://www.tcw.com. The Company will furnish, without charge, a copy of the Company’s annual report for its fiscal year ended December 31, 2012, and any more recent reports, to any Company shareholder upon request. To request a copy, please write to the Company at 865 South Figueroa Street, Los Angeles, California 90017 or telephone it at 1-877-829-4768. You may also call for information on how to obtain directions to attend the Annual Meeting and vote in person.

Patrick W. Dennis Assistant Secretary

August 30, 2013